HUNTINGTON

NEWS

FOR IMMEDIATE RELEASE
February 24, 2015

Contacts:

Investors	Media
Mark Muth 614.480.4720 mark.muth@huntington.com	Maureen Brown 614.480.5512 maureen.brown@huntington.com

HUNTINGTON BANCSHARES TO ACQUIRE MACQUARIE EQUIPMENT FINANCE, INC.

Purchase to add nearly $1 billion of commercial leases and expands
Huntington investment in Michigan

COLUMBUS, Ohio and DETROIT, Michigan – Huntington Bancshares Inc. (NASDAQ: HBAN; www.huntington.com) today announced the signing of a definitive agreement for Huntington National Bank to purchase Bloomfield Hills, Michigan-based Macquarie Equipment Finance, Inc. (MEF-US). With approximately $500 million of annual originations, MEF-US is the largest standalone, vendor independent provider of specialized technology financing with customer-centric asset management services in the United States.

Huntington will acquire Macquarie Equipment Finance’s U.S. business from its ultimate parent company, Sydney, Australia-based Macquarie Group Ltd. Under the terms of the agreement, Huntington will acquire approximately $900 million of assets and assume approximately $630 million of debt, securitizations, and other liabilities. The acquisition is expected to be accretive to Huntington’s earnings in the first year and is anticipated to be completed by March 31, 2015.

“The acquisition of Macquarie Equipment Finance is an important expansion of Huntington’s current capabilities, adding a national technology and healthcare platform to help drive our ongoing growth,” said Stephen D. Steinour, Huntington Bancshares chairman, president and CEO. “We will be able to now provide broader credit solutions helping corporate and middle market businesses to grow. Importantly, we will also extend our asset finance capabilities to small businesses throughout our region as a result of the acquisition.”

The transition will be seamless for customers who will continue to interface within the converting Macquarie Equipment Finance workforce, under the same executive management team leadership. The acquisition will add more than 165 jobs to Huntington’s colleague base.

“Huntington’s proven track record as a leading equipment finance solutions provider will integrate well with Macquarie Equipment Finance’s similar high standards of service,” said Rick Remiker, commercial banking director for Huntington and the company’s senior executive overseeing the equipment finance function. “We have organically grown Huntington Equipment Finance by more than 200 percent over the past five years. We look forward to further growth opportunities in partnership with our new executive leaders following successful completion of the acquisition.”

“We are very enthusiastic to join Huntington and are excited about what this acquisition means for our customers and partners,” said Gregory Goldstein, president of Macquarie Equipment Finance.

Huntington’s purchase of Macquarie Equipment Finance is the company’s latest investment within Michigan, following the September completion of a 24-branch, $750 million deposit acquisition from Bank of America. Huntington is a longtime partner to the Michigan public sector with a series of partnerships with the state of Michigan and Michigan Economic Development Corporation (MEDC) contributing in excess of $2 billion in statewide corporate lending, and engineering statewide microlending opportunities via the Pure Michigan Micro Lending Initiative in Detroit and further pending in additional Michigan communities.

Huntington is also in the process of successfully concluding a $100 million Michigan affordable housing investment statewide commitment, and continues to grow in Michigan by adding branches within Meijer stores. As a Michigan business lender, Huntington maintains the No. 1 ranking as the top Small Business Administration (SBA) lender in the state, currently making more SBA 7(a) loans in Michigan than all other lenders combined.

Huntington was advised by Guggenheim Securities and Wachtell, Lipton, Rosen & Katz. Macquarie Group was advised by Macquarie Capital, Mayer Brown LLP and KPMG LLP.

About Huntington

Huntington Bancshares Incorporated is a $66 billion asset regional bank holding company headquartered in Columbus, Ohio. The Huntington National Bank, founded in 1866, and its affiliates provide full-service commercial, small business, and consumer banking services; mortgage banking services; treasury management and foreign exchange services; equipment leasing; wealth and investment management services; trust services; brokerage services; customized insurance brokerage and service programs; and other financial products and services. The principal markets for these services are Huntington’s six-state retail banking franchise: Ohio, Michigan, Pennsylvania, Indiana, West Virginia, and Kentucky. The primary distribution channels include a banking network of more than 700 traditional branches and convenience branches located in grocery stores and retirement centers, and through an array of alternative distribution channels including internet and mobile banking, telephone banking, and more than 1,500 ATMs. Through automotive dealership relationships within its six-state retail banking franchise area and selected other Midwest and Northeast states, Huntington also provides commercial banking services to the automotive dealers and retail automobile financing for dealer customers.

About Macquarie Equipment Finance

Macquarie Equipment Finance, Inc., a member of Macquarie Group, is a leading global provider of specialized financing and asset management solutions for enterprises, technology manufacturers and suppliers worldwide with capabilities to serve the needs of major multinational organizations through small and midsize businesses.

Macquarie Group (Macquarie) is a global provider of banking, financial, advisory, investment and funds management services. Founded in 1969, Macquarie operates in more than 70 office locations in 28 countries and employs more than 14,100 people. Assets under management total $372 billion as of September 30, 2014. For more information, visit www.macquarie.com/mef.

Important Information for Investors and Shareholders

Forward-looking Statement

This document contains certain forward-looking statements, including certain plans, expectations, goals, projections, and statements, which are subject to numerous assumptions, risks, and uncertainties. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: (1) worsening of credit quality performance due to a number of factors such as the underlying value of collateral that could prove less valuable than otherwise assumed and assumed cash flows may be worse than expected; (2) changes in general economic, political, or industry conditions; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; (3) movements in interest rates; (4) competitive pressures on product pricing and services; (5) success, impact, and timing of our business strategies, including market acceptance of any new products or services implementing our “Fair Play” banking philosophy; (6) changes in accounting policies and principles and the accuracy of our assumptions and estimates used to prepare our financial statements; (7) extended disruption of vital infrastructure; (8) the final outcome of significant litigation; (9) the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III regulatory capital reforms, as well as those involving the OCC, Federal Reserve, FDIC, and CFPB; and (10) the outcome of judicial and regulatory decisions regarding practices in the residential mortgage industry, including among other things the processes followed for foreclosing residential mortgages. Additional factors that could cause results to differ materially from those described above can be found in Huntington’s 2014 Annual Report on Form 10-K, and documents subsequently filed by Huntington with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available at the time of the release. Huntington assumes no obligation to update any forward-looking statement.

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